EXHIBIT 10.2


         Addendum to Stock Exchange Agreement among Cytogen Corporation
         --------------------------------------------------------------
            and the Shareholders and Debtholders of Prostagen, Inc.
            -------------------------------------------------------


     WHEREAS, on June 15, 1999, the parties entered a Stock Exchange Agreement among Cytogen Corporation and the Shareholders and Debtholders of Prostagen, Inc. ( hereinafter, the "Stock Exchange Agreement"); and

     WHEREAS, pursuant to paragraph 1.6 of the Stock Exchange Agreement certain additional consideration is due to the Shareho1ders and Debtholders of Prostagen, Inc., i.e. Max Link, the Estate of S. Leslie Misrock, CC Consulting A/S, Allan M. Fox (New Hope Holdings) and Misrock Holdings LP (hereinafter the "Prostagen Partners"); and

     WHEREAS, certain disputes have arisen between Cytogen and the Prostagen Partners regarding Cytogen's obligations under paragraph 1.6 of the Stock Exchange Agreement; and

     WHEREAS, upon the death of S. Leslie Misrock, the Prostagen Partners have selected Allan M. Fox to serve as Representative and granted him their power-of-attorney to act in their stead in matters relating to this dispute; and

     WHEREAS, the parties hereto wish to clarify the terms of their original agreement and resolve any disputes among them;

     WHEREFORE, this Addendum to the Stock Exchange Agreement is entered and made effective this 14th day of May 2002 and provides as follows:

     1. In satisfaction of its obligations to Prostagen Partners under paragraph 1.6(a) and (c) of the


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Stock Exchange Agreement, Cytogen shall deliver to Representative a number of
Cytogen shares equal to $2 million divided by the Conversion Number (recomputed as of the effective date of this Agreement). For purposes of this Agreement, "Conversion Number" shall have the same meaning as in the Stock Exchange Agreement. The shares shall be delivered in three equal tranches: the first within three business days of the registration of stock pursuant to paragraph 5 infra; the second, 60 days and the third, 120 days following the effective date of this Agreement. The Representative will provide instructions as to how such shares shall be issued. Such shares shall be free of any and all restrictions and shall be available for sale immediately upon delivery.

     2. In satisfaction of its obligations to Prostagen Partners under paragraph 1.6(b) and (d) of the Stock Exchange Agreement, Cytogen shall deliver to
Representative: (i) a number of Cytogen shares equal to $1 million divided by the Conversion Number (recomputed as of the date of such delivery) on the earlier of January 1, 2003 or the enrollment of the first patient by the PSMA Development Company LLC (or any other entity with technology licensed from Cytogen) in a Phase II clinical trial for immunotherapy for prostate cancer and
(ii) a number of Cytogen shares equal to $1 million divided by the Conversion Number (recomputed as of the date of such delivery) on the earlier of July 1, 2003 or the enrollment of the first patient by the PSMA Development Company LLC (or any other entity with technology licensed from Cytogen) in a Phase III clinical trial for immunotherapy for prostate cancer. In the event that the dates specified in subsections (i) and (ii) supra (i.e. January 1 and July 1, 2003) shall occur before the enrollments of the first patients in the Phase II and III trials respectively, then the payment(s) shall be due on those dates only if safety has been established in a completed Phase I clinical trial and the research program on immunotherapy for prostate cancer is continuing on such date(s). For the purposes
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of this paragraph, the research program shall be deemed to be "continuing,"
unless a public announcement has been made that the program has been terminated. Notwithstanding the other provisions of this paragraph, the milestone payment provided for in section (ii) shall be made no earlier than six months following the payment under section (i). Cytogen shall provide Representative with quarterly reports on the status of the immunotherapy research program. The representative will provide instructions as to how such shares shall be issued. Such shares shall be free of any and all restrictions and shall be available for sale immediately upon delivery.

     3. In satisfaction of its obligations to Prostagen Partners under paragraph 1.6(e) of the Stock Exchange Agreement, Cytogen shall pay to Representative in cash, amounts equal to 25% of net amounts received by Cytogen or any affiliated entity pursuant to the PSMA Sublicense Agreement by and between Cytogen Corporation and Northwest Biotherapeutics Inc., dated August 28, 2000 or any amended or successor agreements relating to the same technology, in milestone payments and/or royalties, after deduction of royalties payable by Cytogen to Memorial Sloan-Kettering. Such payments shall be delivered to Representative within 30 days of receipt by Cytogen. Cytogen shall provide Representative with quarterly reports on the status of the Northwest Biotherapeutics' research program. The Representative will provide instructions as to how such payments shall be made. Representative shall be provided with reasonable access to the books and records of Cytogen for the purpose of confirming the amounts of such payments.

     4. In satisfaction of its obligations to Prostagen Partners under paragraph 1.6(f) of the Stock Exchange Agreement, Cytogen shall (i) within five days of the effective date of this Agreement pay to Representative the sum of $60,000 and (ii) within three business days of the registration of stock pursuant to paragraph 5 infra deliver to Representative 50,000 shares of Cytogen stock. The


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

Representative will provide instructions as to how such payment shall be made and how such shares shall be issued. Such shares shall be free of any and all restrictions and be available for sale immediately upon delivery.

     5. In further satisfaction of its obligations under the Stock Exchange Agreement, Cytogen shall immediately undertake to register a sufficient number of shares of its common stock to satisfy all of its obligations under this Agreement and shall promptly release any remaining restrictions on the stock distributed to Prostagen Partners at the time the Stock Exchange Agreement was entered.

     6. Prostagen Partners shall assume liability for and indemnify Cytogen and its officers and directors against any claims, judgments, costs and expenses (including reasonable attorney's fees) made against it by Michael I. Sherman arising under paragraph 3 of the Termination and Release of Employment Agreement dated June 15, 1999 between Cytogen, Prostagen Inc. and Sherman.

     7. Prostagen Partners shall assume liability for and indemnify Cytogen and its officers and directors against any claims, judgments, costs and expenses (including reasonable attorney's fees) made against it by Gerard Klauer Mattison & Co. or any of its successors or assigns arising from paragraphs 1 - 4 of this Agreement.

     8. Except for such obligations as are set forth in this agreement, Prostagen Partners hereby forever release and discharge Cytogen, its officers and directors from any and all claims arising from or related to the Stock Exchange Agreement.

     9. Except for such obligations as are set forth in this Agreement, Cytogen hereby forever discharges and releases Prostagen Partners, collectively and individually, from any and all claims arising from or related to the Stock Exchange Agreement.


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     10. This Agreement constitutes the whole agreement among the parties with respect to the issues addressed, supercedes all prior agreements and may be amended only in writing signed by all parties.

     11. This Agreement is binding upon, and shall inure to the benefit of the parties hereto, their respective agents, successors, assigns, representatives, affiliates, partners, joint ventures, affiliates and parent and/or subsidiary corporations.

     12. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     13. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement.

     14. Except as otherwise required by law, neither party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

     15. Cytogen's payment obligations under paragraphs 1 - 4 of this Agreement shall be secured by amounts received by Cytogen or any affiliated entity pursuant to the PSMA Sublicense Agreement by and between Cytogen Corporation and Northwest Biotherapeutics Inc., dated August 28, 2000 or any amended or successor agreements relating to the same technology, in milestone payments and/or royalties, after deduction of royalties payable by Cytogen to Memorial Sloan-Kettering and payments due to Prostagen Partners pursuant to paragraph 3 supra.. Cytogen hereby grants to Prostagen Partners a security interest in such revenues.


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CYTOGEN CORPORATION                        PROSTAGEN PARTNERS


by:  /s/ H. Joseph Reiser                  by:  /s/ Allan M. Fox
     -----------------------                    -------------------------
     Dr. Joseph Reiser                          Allan M. Fox
     President and C.E.O.                       Representative









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                                 AMENDMENT NO. 1
                                       TO
                      ADDENDUM TO STOCK EXCHANGE AGREEMENT



         THIS AMENDMENT NO. 1 TO ADDENDUM TO STOCK EXCHANGE AGREEMENT AMONG CYTOGEN CORPORATION AND THE SHAREHOLDERS AND DEBTHOLDERS OF PROSTAGEN, INC. (the "Amendment") made effective as of the 13th day of August, 2002 (the "Effective Date") by and among Cytogen Corporation, a Delaware corporation, with its principal place of business at 600 College Road East, Princeton, New Jersey 08540 (the "Company") and the Shareholders and Debtholders of Prostagen, Inc. (collectively, the "Prostagen Partners").


                                   WITNESSETH:

         WHEREAS, the Company and the Prostagen Partners are parties to that certain Stock Exchange Agreement dated as of June 15, 1999 (the "Agreement"); and

         WHEREAS, the Company and the Prostagen Partners have clarified the terms of the Agreement with an Addendum dated as of May 14, 2002 (the "Addendum"); and

         WHEREAS, in compliance with securities law obligations, the Company must issue any shares of common stock issuable to the Prostagen Partners pursuant to the Agreement and the Addendum prior to the registration thereof; and

         WHEREAS, the Company and the Prostagen Partners desire to amend the Addendum to reflect the mutually agreed upon revised terms in accordance with the provisions of this Amendment.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Amendments.

          (a) The text of the third sentence ofP. 1 of the Addendum shall be revised in its entirety to read as follows:

         "The shares of Cytogen common stock to be delivered pursuant to this P. 1 shall be represented by one stock certificate for each recipient, and each such stock certificate shall bear the following restrictive legends:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION OF THESE SECURITIES MAY BE AFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCK-UP ARRANGEMENTS PURSUANT TO THAT CERTAIN ADDENDUM TO STOCK EXCHANGE AGREEMENT AMONG CYTOGEN CORPORATION AND THE SHAREHOLDERS AND DEBTHOLDERS OF PROSTAGEN, INC. DATED MAY 14, 2002, AS AMENDED."

          (b) The  following  text  shall  be  added  to the end  ofP.  1 of the
     Addendum:

         "The shares of Cytogen common stock to be issued pursuant to this P. 1 are subject to the following lock-up arrangements: (i) two-thirds of the shares shall be transferable in accordance with all applicable federal and state securities laws; and (ii) one-third of the shares shall not be transferred, assigned, pledged, hypothecated, or otherwise disposed of prior to September 12, 2002, and thereafter only in accordance with all applicable federal and state securities laws."

          (c) The text of P. 1, P. 2 and P. 4 shall be amended to delete each occurrence of the following sentence in its entirety:

         "Such shares shall be free of any and all restrictions and shall be available for sale immediately upon delivery."

          (d) The  following  text  shall  be  added  to the end  ofP.  2 of the
     Addendum:

         "In connection with its obligations under this P. 2, Cytogen hereby agrees that on each date it reasonably determines that within thirty (30) days of such date a payment will become due and payable to the Prostagen Partners, Cytogen shall: (i) notify the Representative of the date on which Cytogen believes such payment shall become due and payable; (ii) begin to prepare all requisite filings and begin to take all actions reasonably required to effect the registration of such shares to be so issued; and (iii) request from the Representative such information as Cytogen deems necessary to effect the registration of such shares. Cytogen further agrees to make any and all filings required to be made by it in order to effect the registration of shares to be issued pursuant to this P. 2 as soon as reasonably practicable after the issuance of such shares."

          (e) The text of the first sentence ofP. 4 of the Addendum shall be revised in its entirety to read as follows:

         "In satisfaction of its obligations to the Prostagen Partners under P. 1.6(f) of the Stock Exchange Agreement, Cytogen shall (i) within five days of the effective date of this Agreement pay to Representative the sum of $60,000 and (ii) within a reasonable time after the effective date of this Agreement, deliver to Representative 50,000 shares of Cytogen stock. Each stock certificate issued pursuant to this P. 4 shall bear the following restrictive legend:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION OF THESE SECURITIES MAY BE AFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

          (f) The full text of Section 5 of the Addendum shall be revised in its entirety to read as follows:

         "In further satisfaction of its obligations under the Stock Exchange Agreement, Cytogen shall register those shares of its common stock issued to satisfy its obligations under the Agreement as soon as reasonably practicable after the issuance of such shares. Furthermore, Cytogen shall promptly release any remaining restrictions on the stock distributed to the Prostagen Partners at the time the Stock Exchange Agreement was entered."

         2.       Reference to and Effect on the Agreement.
                  ----------------------------------------

          (a) On and after the Effective Date, each reference to "this Addendum," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Addendum as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Addendum, a reference to the Addendum in any of such instrument or document to be deemed to be a reference to the Addendum as amended hereby.

          (b) Except as expressly amended by this Amendment, the provisions of the Agreement and the Addendum shall remain in full force and effect.

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         5. Effective Date. This Amendment shall be effective immediately upon execution by the Company and the Prostagen Partners.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                                    CYTOGEN CORPORATION


                                    By:  /s/ H. Joseph Reiser
                                         --------------------------------------
                                         H. Joseph Reiser
                                         President and Chief Executive Officer


                                    PROSTAGEN PARTNERS


                                    By:  /s/ Alan M. Fox
                                         --------------------------------------
                                         Alan M. Fox
                                         Representative